Exhibit 15.6

FORM OF NOMINEE HOLDER CERTIFICATION

VISKASE COMPANIES, INC.

The undersigned, a broker, custodian bank, trustee, depository or other nominee holder of non-transferable  subscription  rights  (the “Rights”) to purchase shares of common stock, par value $0.01 per share (“Common Stock”) of Viskase Companies, Inc. (the “Company”) pursuant to the rights offering (the “Rights Offering”) described in the Company’s Offering Circular dated November   , 2017 (the “Offering Circular”), hereby certifies to the Company and American Stock Transfer and Trust Company, LLC, as subscription agent for the Rights Offering, that (i) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below, on the terms and subject to the conditions set forth in the Offering Circular, pursuant to the Basic Subscription Right and the Oversubscription Privilege (as such terms are defined in the Offering Circular), and (ii) to the extent a beneficial owner has elected to subscribe for shares of Common Stock pursuant to the Oversubscription Privilege, such beneficial owner’s Basic Subscription Rights have been exercised in full:

	Number of Shares of Common Stock Owned on the Record Date (November , 2017)	Number of Shares Subscribed for Under Basic Subscription Right	Number of Shares Subscribed for Under Oversubscription Privilege
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10.

Name of Broker, Custodian Bank, Trustee, Depository or Other Nominee

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Depository Trust Company (“DTC”) Participant Number

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